                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                      OF
                           SMT HEALTH SERVICES INC.
                                      TO
                        THREE RIVERS ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF
                          THREE RIVERS HOLDING CORP.
                                      AT
                         $11.75 NET PER SHARE IN CASH
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)


        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON MONDAY, JULY 28, 1997, UNLESS THE OFFER IS EXTENDED.


  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, $.01 par value (the "Shares"), of SMT Health Services Inc., a Delaware corporation (the "Company"), are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase) in the form set forth in this Notice of Guaranteed Delivery. See Section 2 of the Offer to Purchase.

                       The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

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
         By Hand:                 Overnight Courier:              By Mail:
Reorganization Department     Reorganization Department    Reorganization Department
40 Wall Street, 46th Floor    40 Wall Street, 46th Floor   40 Wall Street, 46th Floor
  New York, N.Y. 10005         New York, N.Y. 10005          New York, N.Y. 10005
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           Facsimile Transmission (for Eligible Institutions only):
                                (718) 234-5001

             Confirm Receipt of Guaranteed Delivery by Telephone:
                                (718) 921-8200

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A DELIVERY TO THE DEPOSITARY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

  Pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase, the undersigned hereby tenders to Three Rivers Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Three Rivers Holding Corp. ("Parent"), a Delaware corporation, the below-described Shares of SMT Health Services Inc., a Delaware corporation (the "Company"), including the associated Rights (as hereinafter defined), pursuant to the Purchaser's offer to purchase all outstanding Shares at a purchase price of $11.75 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated June 30, 1997, and the related Letter of Transmittal, receipt of which is hereby acknowledged. Unless the context otherwise requires, all references herein to Shares shall include the associated Rights (as defined in the Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated as of November 23, 1995, as amended June 23, 1997).

Number of Shares: _____________________________________________________________

Name(s) of Record Holder(s): __________________________________________________
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                             (Please Type or Print)
Certificate Nos. (if available): ______________________________________________
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Address(es): __________________________________________________________________
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                                                                      Zip Code
Area Code and Tel. No.: _______________________________________________________

(Check one box if Shares will be tendered by book-entry transfer):

[_] The Depository Trust Company

[_] Philadelphia Depository Trust Company

Signature(s): _________________________________________________________________
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Account Number: _______________________________________________________________

Dated: ___________ ,_1997_______________________________________________________

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three Nasdaq National Market trading days after the date hereof.

 Name of Firm: _____________________________________________________________

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                             (Authorized Signature)
 Address: __________________________________________________________________
                                                                    Zip Code
 Area Code and Tel. No.: ___________________________________________________
 Name: _____________________________________________________________________
 Title: ____________________________________________________________________
 Date: ____________ , 1997

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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